EXHIBIT 32.2

CERTIFICATION  PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Progressive Care Inc. (the “Registrant”) hereby certifies, to such officer’s knowledge, that:

(1)
the accompanying Quarterly Report on Form 10-Q of the Registrant for the quarter ended September 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 14, 2011

By:    /s/ Alan Jay Weisberg
Name: Alan Jay Weisberg
Title: Chief Financial Officer
(Principal Financial Officer)